Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2011

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2011
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of September 30, 2011, we own interests in and asset manage 24 operating properties with 12.8 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.7 million rentable square feet.
Our Investment Management Platform
Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $24.9 million and $13.9 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns nine office properties. The joint venture also holds a 25% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available an NAV Workbook to facilitate the calculation of an estimated Net Asset Value (NAV) per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portion of our business. These calculations are then summarized in the NAV Workbook to show the resulting NAV per share as of September 30, 2011.
Current Events
Properties Held for Sale: We continue with marketing efforts to dispose of selected properties that do not fit the long-term goals of TPG and TPG/CalSTRS. A 2.2 acre land parcel at Campus El Segundo that was held for sale closed subsequent to September 30, 2011. As of September 30, 2011, 2500 City West and two adjacent land parcels, each of which is a TPG/CalSTRS joint venture property, and a 4,800 square foot retail site at Four Points Centre were under contract for sale. Three additional TPG/CalSTRS joint venture properties, Brookhollow Central I-III, Centerpointe I & II, and Research Park Plaza I and II are being marketed for sale.
Green Fund: The Thomas High Performance Green Fund was dissolved during the quarter.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use three additional measures; Earnings before Depreciation, Amortization and Taxes (“EBDT”), After Tax Cash Flow (“ATCF”) and Same Property Net Operating Income ("NOI"), to report operating results. EBDT, ATCF and NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.
Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets
Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method on pages 7 - 8 of this supplemental financial information.
Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF) and Same Property Net Operating Income (NOI)
EBDT, ATCF and Same Property NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. Same Property NOI is considered to be an indicator of the performance of our operating properties and is not a performance measurement of the operations of the Company. Our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.
See pages 10 and 11 for a discussion of EBDT and a reconciliation of EBDT to net income (loss), pages 12 and 13 for a discussion of ATCF and a reconciliation of ATCF to net income (loss) and pages 19 and 20 for a discussion of Same Property NOI and a reconciliation of Same Property NOI to Pro-Rata NOI.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Rental	$7,446	$7,330	$22,233	$21,818
Tenant reimbursements	5,666	4,976	17,051	15,476
Parking and other	708	853	2,225	2,651
Investment advisory, management, leasing and development services	5,565	1,645	7,689	5,594
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,324	3,673	13,690	11,126
Reimbursement of property personnel costs	1,365	1,403	4,389	4,213
Condominium sales	3,084	5,237	6,122	14,559
Total revenues	28,158	25,117	73,399	75,437
Expenses:
Property operating and maintenance	6,211	5,948	18,384	18,659
Real estate and other taxes	1,854	1,745	5,616	5,221
Investment advisory, management, leasing and development services	3,273	2,953	9,912	7,987
Reimbursable property personnel costs	1,365	1,403	4,389	4,213
Cost of condominium sales	2,055	3,858	4,042	10,655
Interest	4,331	4,820	13,629	14,368
Depreciation and amortization	3,447	3,432	10,188	10,405
General and administrative	3,925	3,365	11,802	9,861
Total expenses	26,461	27,524	77,962	81,369
Interest income	5	17	25	55
Equity in net (loss) income of unconsolidated real estate entities	(353)	538	(1,938)	(938)
Income (loss) before income taxes and noncontrolling interests	1,349	(1,852)	(6,476)	(6,815)
Benefit (provision) for income taxes	1,206	(62)	1,001	(417)
Net income (loss)	2,555	(1,914)	(5,475)	(7,232)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(295)	530	1,763	2,039
Partners in consolidated real estate entities	(177)	(51)	(496)	(128)
	(472)	479	1,267	1,911
TPGI share of net income (loss)	$2,083	$(1,435)	$(4,208)	$(5,321)
Income (loss) per share-basic and diluted	$0.06	$(0.04)	$(0.11)	$(0.16)
Weighted average common shares-basic	36,647,394	34,910,415	36,610,178	33,218,238
Weighted average common shares-diluted	36,873,339	34,910,415	36,610,178	33,218,238

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	September 30, 2011	December 31, 2010		September 30, 2011	December 31, 2010

ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$263,595	$266,809	Mortgage and other secured loans	$293,380	$300,536
Land improvements—development properties	96,619	96,635	Accounts payable and other liabilities, net	14,736	14,154
	360,214	363,444	Unrecognized tax benefits	14,841	14,412
Condominium units held for sale	46,189	49,827	Prepaid rent and deferred revenue	3,129	2,888
Improved land held for sale	2,970	2,819	Below market rents, net	307	454
Investments in unconsolidated real estate entities	8,260	17,975	Total liabilities	326,393	332,444
Cash and cash equivalents, unrestricted	50,184	42,363
Restricted cash	8,929	13,069	Equity:
Rents and other receivables, net	1,800	1,754	Stockholders’ equity:
Receivables from unconsolidated real estate entities	2,501	2,979	Common stock	371	369
Deferred rents	17,736	14,592	Limited voting stock	123	123
Deferred leasing and loan costs, net	12,468	13,538	Additional paid-in capital	208,363	207,953
Above market rents, net	453	617	Retained deficit and dividends, including $9 and $2 of other comprehensive income as of September 30, 2011 and December 31, 2010, respectively	(64,991)	(60,790)
Deferred tax asset, net of valuation allowance	14,724	13,460	Total stockholders’ equity	143,866	147,655
Other assets, net	4,695	3,798	Noncontrolling interests:
Total assets	$531,123	$540,235	Unitholders in the Operating Partnership	49,866	51,478
			Partners in consolidated real estate entities	10,998	8,658
			Total noncontrolling interests	60,864	60,136
			Total equity	204,730	207,791
			Total liabilities and equity	$531,123	$540,235

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and nine months ended September 30, 2011 and 2010.

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Rental	$45,464	$44,188	$131,949	$133,073
Tenant reimbursements	21,996	20,505	62,232	61,281
Parking and other	6,382	6,583	20,465	19,507
Total revenues	73,842	71,276	214,646	213,861
Expenses:
Property operating and maintenance	28,468	28,027	82,499	82,127
Real estate and other taxes	9,201	9,536	26,262	27,974
Interest	26,402	26,114	80,463	73,476
Depreciation and amortization	28,787	24,804	77,068	76,009
Total expenses	92,858	88,481	266,292	259,586
Loss from continuing operations	(19,016)	(17,205)	(51,646)	(45,725)
Gain on extinguishment of debt	—	4,162	—	4,162
Interest income	12	22	41	59
Equity in net income of unconsolidated real estate entities	—	10	—	64
Income (loss) from discontinued operations	10,197	2,373	7,184	(600)
Net loss	$(8,807)	$(10,638)	$(44,421)	$(42,040)
TPGI share of equity in net loss of unconsolidated real estate entities	$(353)	$538	$(1,938)	$(938)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of September 30, 2011 and December 31, 2010.

	September 30, 2011	December 31, 2010
ASSETS
Investments in real estate, net	$1,915,510	$1,948,348
Investments in real estate - held for sale	251,619	252,194
Cash and cash equivalents, unrestricted	17,811	34,904
Restricted cash	27,434	30,306
Rents and other receivables, net	9,866	2,758
Above market rents, net	176	405
Deferred rents	94,153	87,640
Deferred leasing and loan costs, net	105,806	116,228
Other assets	8,277	5,875
Assets associated with discontinued operations	11,571	24,203
Total assets	$2,442,223	$2,502,861

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,755,101	$1,732,135
Accounts and interest payable and other liabilities	91,896	87,467
Below market rents, net	36,232	47,317
Liabilities associated with discontinued operations	192,505	208,342
Total liabilities	2,075,734	2,075,261
Equity	366,489	427,600
Total liabilities and equity	$2,442,223	$2,502,861

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the three months ended September 30, 2011 and 2010, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended September 30, 2011			For the three months ended September 30, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,446	$6,657	$14,103	$7,330	$6,751	$14,081
Tenant reimbursements	5,666	2,819	8,485	4,976	2,529	7,505
Parking and other	708	694	1,402	853	763	1,616
Investment advisory, management, leasing and development services	5,565	—	5,565	1,645	—	1,645
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,324	108	4,432	3,673	102	3,775
Reimbursement of property personnel costs	1,365	—	1,365	1,403	—	1,403
Condominium sales	3,084	—	3,084	5,237	—	5,237
Total revenues	28,158	10,278	38,436	25,117	10,145	35,262
Expenses:
Property operating and maintenance	6,211	3,706	9,917	5,948	3,488	9,436
Real estate and other taxes	1,854	1,246	3,100	1,745	1,333	3,078
Investment advisory, management, leasing and development services	3,273	—	3,273	2,953	—	2,953
Reimbursable property personnel costs	1,365	—	1,365	1,403	—	1,403
Cost of condominium sales	2,055	—	2,055	3,858	—	3,858
Interest	4,331	3,294	7,625	4,820	3,322	8,142
Depreciation and amortization	3,447	3,277	6,724	3,432	3,133	6,565
General and administrative	3,925	—	3,925	3,365	—	3,365
Total expenses	26,461	11,523	37,984	27,524	11,276	38,800
Gain on extinguishment of debt	—	—	—	—	893	893
Interest income	5	139	144	17	61	78
Equity in net (loss) income of unconsolidated real estate entities	(353)	353	—	538	(538)	—
Income (loss) before income taxes and noncontrolling interests	1,349	(753)	596	(1,852)	(715)	(2,567)
Benefit (provision) for income taxes	1,206	—	1,206	(62)	—	(62)
Net income (loss)	2,555	(753)	1,802	(1,914)	(715)	(2,629)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(295)	—	(295)	530	—	530
Partners in consolidated real estate entities	(177)	—	(177)	(51)	—	(51)
	(472)	—	(472)	479	—	479
Income (loss) before discontinued operations	2,083	(753)	1,330	(1,435)	(715)	(2,150)
Income from discontinued operations	—	753	753	—	715	715
TPGI share of net income (loss)	$2,083	$—	$2,083	$(1,435)	$—	$(1,435)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands, unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the nine months ended September 30, 2011 and 2010, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the nine months ended September 30, 2011			For the nine months ended September 30, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$22,233	$19,733	$41,966	$21,818	$23,786	$45,604
Tenant reimbursements	17,051	7,851	24,902	15,476	9,591	25,067
Parking and other	2,225	2,392	4,617	2,651	3,201	5,852
Investment advisory, management, leasing and development services	7,689	—	7,689	5,594	—	5,594
Investment advisory, management, leasing and development services- unconsolidated real estate entities	13,690	324	14,014	11,126	307	11,433
Reimbursement of property personnel costs	4,389	—	4,389	4,213	—	4,213
Condominium sales	6,122	—	6,122	14,559	—	14,559
Total revenues	73,399	30,300	103,699	75,437	36,885	112,322
Expenses:
Property operating and maintenance	18,384	10,654	29,038	18,659	13,060	31,719
Real estate and other taxes	5,616	3,608	9,224	5,221	4,259	9,480
Investment advisory, management, leasing and development services	9,912	—	9,912	7,987	—	7,987
Reimbursable property personnel costs	4,389	—	4,389	4,213	—	4,213
Cost of condominium sales	4,042	—	4,042	10,655	—	10,655
Interest	13,629	10,335	23,964	14,368	10,769	25,137
Depreciation and amortization	10,188	9,088	19,276	10,405	11,072	21,477
General and administrative	11,802	—	11,802	9,861	—	9,861
Total expenses	77,962	33,685	111,647	81,369	39,160	120,529
Gain on extinguishment of debt	—	—	—	—	893	893
Interest income	25	392	417	55	216	271
Equity in net (loss) income of unconsolidated real estate entities	(1,938)	1,938	—	(938)	938	—
Loss before income taxes and noncontrolling interests	(6,476)	(1,055)	(7,531)	(6,815)	(228)	(7,043)
Benefit (provision) for income taxes	1,001	—	1,001	(417)	—	(417)
Net loss	(5,475)	(1,055)	(6,530)	(7,232)	(228)	(7,460)
Noncontrolling interests' share of net loss (income):
Unitholders in the Operating Partnership	1,763	—	1,763	2,039	—	2,039
Partners in consolidated real estate entities	(496)	—	(496)	(128)	—	(128)
	1,267	—	1,267	1,911	—	1,911
Loss before discontinued operations	(4,208)	(1,055)	(5,263)	(5,321)	(228)	(5,549)
Income from discontinued operations	—	1,055	1,055	—	228	228
TPGI share of net loss	$(4,208)	$—	$(4,208)	$(5,321)	$—	$(5,321)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated balance sheets of TPGI as of September 30, 2011 and December 31, 2010, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	September 30, 2011			December 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$360,214	$207,838	$568,052	$363,444	$215,455	$578,899
Investments in unconsolidated real estate entities	8,260	(8,260)	—	17,975	(17,975)	—
Condominium units held for sale	46,189	—	46,189	49,827	—	49,827
Investments in real estate - held for sale	2,970	37,913	40,883	2,819	29,817	32,636
Cash and cash equivalents, unrestricted	50,184	2,275	52,459	42,363	8,061	50,424
Restricted cash	8,929	5,086	14,015	13,069	7,656	20,725
Rents and other receivables, net	4,301	1,478	5,779	4,733	774	5,507
Above market rents, net	453	41	494	617	86	703
Deferred rents	17,736	12,354	30,090	14,592	13,236	27,828
Deferred leasing and loan costs, net	12,468	14,700	27,168	13,538	17,344	30,882
Deferred tax asset, net of valuation allowance	14,724	—	14,724	13,460	—	13,460
Other assets	4,695	1,168	5,863	3,798	864	4,662
Assets associated with discontinued operations	—	2,742	2,742	—	1,179	1,179
Total assets	$531,123	$277,335	$808,458	$540,235	$276,497	$816,732

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$293,380	$224,998	$518,378	$300,536	$236,216	$536,752
Accounts payable and other liabilities	14,736	8,959	23,695	14,154	9,545	23,699
Unrecognized tax benefits	14,841	—	14,841	14,412	—	14,412
Below market rents, net	307	2,858	3,165	454	3,850	4,304
Prepaid rent and deferred revenue	3,129	2,390	5,519	2,888	1,817	4,705
Liabilities associated with discontinued operations	—	38,130	38,130	—	25,069	25,069
Total liabilities	326,393	277,335	603,728	332,444	276,497	608,941
Noncontrolling interests	60,864	—	60,864	60,136	—	60,136
Total stockholders' equity	143,866	—	143,866	147,655	—	147,655
Total liabilities and equity	$531,123	$277,335	$808,458	$540,235	$276,497	$816,732

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Income (Loss) to EBDT:

	For the three months ended September 30, 2011				For the three months ended September 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$2,083	$—	$—	$2,083	$(1,435)	$—	$—	$(1,435)
Income tax (benefit) provision	(1,206)	—	—	(1,206)	62	—	—	62
Noncontrolling interests - unitholders in the Operating Partnership	295	—	—	295	(530)	—	—	(530)
Depreciation and amortization	3,447	3,277	4	6,728	3,432	3,133	618	7,183
Amortization of loan costs	153	158	4	315	211	83	18	312
EBDT	$4,772	$3,435	$8	$8,215	$1,740	$3,216	$636	$5,592
TPGI share of EBDT (1)	$3,565	$2,566	$6	$6,137	$1,243	$2,319	$456	$4,018

EBDT per share - basic				$0.17				$0.12
EBDT per share - diluted				$0.17				$0.11

Weighted average common shares outstanding - basic				36,647,394				34,910,415
Weighted average common shares outstanding - diluted				36,873,339				35,149,733

(1) Based on an interest in our operating partnership of 74.70% and 71.71% for the three months ended September 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Loss to EBDT:

	For the nine months ended September 30, 2011				For the nine months ended September 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net loss	$(4,208)	$—	$—	$(4,208)	$(5,321)	$—	$—	$(5,321)
Income tax (benefit) provision	(1,001)	—	—	(1,001)	417	—	—	417
Noncontrolling interests - unitholders in the Operating Partnership	(1,763)	—	—	(1,763)	(2,039)	—	—	(2,039)
Depreciation and amortization	10,188	9,088	543	19,819	10,405	11,072	1,813	23,290
Amortization of loan costs	580	293	19	892	694	377	60	1,131
EBDT	$3,796	$9,381	$562	$13,739	$4,156	$11,449	$1,873	$17,478
TPGI share of EBDT (1)	$2,836	$7,009	$420	$10,265	$2,936	$8,087	$1,323	$12,346

EBDT per share - basic				$0.28				$0.37
EBDT per share - diluted				$0.28				$0.37

Weighted average common shares outstanding - basic				36,610,178				33,218,238
Weighted average common shares outstanding - diluted				36,863,237				33,462,470

(1) Based on an interest in our operating partnership of 74.72% and 70.64% for the nine months ended September 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended September 30, 2011				For the three months ended September 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$2,083	$—	$—	$2,083	$(1,435)	$—	$—	$(1,435)
Income tax (benefit) provision	(1,206)	—	—	(1,206)	62	—	—	62
Noncontrolling interests - unitholders in the Operating Partnership	295	—	—	295	(530)	—	—	(530)
Depreciation and amortization	3,447	3,277	4	6,728	3,432	3,133	618	7,183
Amortization of loan costs	153	158	4	315	211	83	18	312
Non-cash compensation expense	127	—	—	127	288	—	—	288
Straight-line rent adjustments	(22)	(72)	(31)	(125)	(275)	(150)	(253)	(678)
Adjustments to reflect the fair market value of rent	7	(369)	1	(361)	—	(259)	(5)	(264)
Gain from extinguishment of debt	—	—	(333)	(333)	—	(893)	(729)	(1,622)
ATCF before income taxes	$4,884	$2,994	$(355)	$7,523	$1,753	$1,914	$(351)	$3,316

TPGI share of ATCF before income taxes (1)	$3,648	$2,237	$(265)	$5,620	$1,257	$1,373	$(252)	$2,378
TPGI income tax expense-current	(48)	—	—	(48)	(60)	—	—	(60)
TPGI share of ATCF	$3,600	$2,237	$(265)	$5,572	$1,197	$1,373	$(252)	$2,318

ATCF per share - basic				$0.15				$0.07
ATCF per share - diluted				$0.15				$0.07

Weighted average common shares outstanding - basic				36,647,394				34,910,415
Weighted average common shares outstanding - diluted				36,873,339				35,149,733

(1) Based on an interest in our operating partnership of 74.70% and 71.71% for the three months ended September 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Loss to ATCF:

	For the nine months ended September 30, 2011				For the nine months ended September 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net loss	$(4,208)	$—	$—	$(4,208)	$(5,321)	$—	$—	$(5,321)
Income tax (benefit) provision	(1,001)	—	—	(1,001)	417	—	—	417
Noncontrolling interests - unitholders in the Operating Partnership	(1,763)	—	—	(1,763)	(2,039)	—	—	(2,039)
Depreciation and amortization	10,188	9,088	543	19,819	10,405	11,072	1,813	23,290
Amortization of loan costs	580	293	19	892	694	377	60	1,131
Non-cash compensation expense	660	—	—	660	467	—	—	467
Straight-line rent adjustments	(170)	(209)	(199)	(578)	(1,067)	(557)	(340)	(1,964)
Adjustments to reflect the fair market value of rent	16	(813)	8	(789)	1	(812)	(55)	(866)
Gain from extinguishment of debt	—	—	(333)	(333)	—	(893)	(729)	(1,622)
ATCF before income taxes	$4,302	$8,359	$38	$12,699	$3,557	$9,187	$749	$13,493

TPGI share of ATCF before income taxes (1)	$3,214	$6,246	$28	$9,488	$2,513	$6,489	$529	$9,531
TPGI income tax expense-current	(157)	—	—	(157)	(144)	—	—	(144)
TPGI share of ATCF	$3,057	$6,246	$28	$9,331	$2,369	$6,489	$529	$9,387

ATCF per share - basic				$0.25				$0.28
ATCF per share - diluted				$0.25				$0.28

Weighted average common shares outstanding - basic				36,610,178				33,218,238
Weighted average common shares outstanding - diluted				36,863,237				33,462,470

(1) Based on an interest in our operating partnership of 74.72% and 70.64% for the nine months ended September 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended September 30, 2011	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$420	$47	$189	$68	$724
Unconsolidated real estate entities	2,370	300	1,006	1,532	5,208
Managed properties	483	493	134	4,282	5,392
Total investment advisory, management, leasing and development services revenue	$3,273	$840	$1,329	$5,882	11,324
Investment advisory, management, leasing and development services expenses					(3,273)
Net investment advisory, management, leasing and development services income					$8,051

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$11,324
Elimination of intercompany fee revenues					(1,435)
Investment advisory, management, leasing and development services revenue, as reported					$9,889

Three months ended September 30, 2010
Source of revenues:
Consolidated real estate entities	$385	$5	$28	$113	$531
Unconsolidated real estate entities	2,355	135	443	1,374	4,307
Managed properties	409	1,073	41	123	1,646
Total investment advisory, management, leasing and development services revenue	$3,149	$1,213	$512	$1,610	6,484
Investment advisory, management, leasing and development services expenses					(2,953)
Net investment advisory, management, leasing and development services income					$3,531

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,484
Elimination of intercompany fee revenues					(1,166)
Investment advisory, management, leasing and development services revenue, as reported					$5,318

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Nine months ended September 30, 2011	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$1,249	$124	$502	$202	$2,077
Unconsolidated real estate entities	7,131	755	3,926	4,265	16,077
Managed properties	1,294	973	835	4,414	7,516
Total investment advisory, management, leasing and development services revenue	$9,674	$1,852	$5,263	$8,881	25,670
Investment advisory, management, leasing and development services expenses					(9,912)
Net investment advisory, management, leasing and development services income					$15,758

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$25,670
Elimination of intercompany fee revenues					(4,291)
Investment advisory, management, leasing and development services revenue, as reported					$21,379

Nine months ended September 30, 2010
Source of revenues:
Consolidated real estate entities	$1,162	$277	$189	$338	$1,966
Unconsolidated real estate entities	7,267	384	1,827	4,126	13,604
Managed properties	1,255	3,663	329	347	5,594
Total investment advisory, management, leasing and development services revenue	$9,684	$4,324	$2,345	$4,811	21,164
Investment advisory, management, leasing and development services expenses					(7,987)
Net investment advisory, management, leasing and development services income					$13,177

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$21,164
Elimination of intercompany fee revenues					(4,444)
Investment advisory, management, leasing and development services revenue, as reported					$16,720

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of September 30, 2011			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended September 30, 2011 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Loan Balance at September 30, 2011
Consolidated Operating Properties:
One Commerce Square (7)	Philadelphia, PA	942,866	88.4%	100.0%	942,866	$11,863	$14,105	$15,168	$(1,075)	$(3,438)	$—	$131,646
Two Commerce Square (7)	Philadelphia, PA	953,276	85.7	100.0	953,276	12,259	13,923	15,433	(647)	(4,886)	—	109,943
Four Points Centre (Office)	Austin, TX	192,062	28.6	100.0	192,062	(441)	7	1,785	(290)	(6,121)	—	23,378	(8)
Four Points Centre (Retail)	Austin, TX	6,600	—	100.0	6,600	(25)	(37)	144	—	—	—	—
Subtotal Consolidated Operating Properties		2,094,804	81.4		2,094,804	23,656	27,998	32,530	(2,012)	(14,445)	—	264,967

Joint Venture Operating Properties:
2121 Market Street	Philadelphia, PA	154,959	100.0	50.0	77,480	1,338	1,237	1,175	—	—	18	8,950

TPG/CalSTRS Joint Venture:
City National Plaza	Los Angeles, CA	2,496,084	88.2	7.9	198,127	3,180	3,785	4,095	(814)	(945)	(286)	29,349
Reflections I	Reston, VA	123,546	—	25.0	30,887	(102)	(120)	660	—	(1,995)	73	5,268
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	343	328	312	—	—	235	2,195
2500 City West (9)	Houston, TX	578,284	93.8	25.0	144,571	1,912	2,353	2,393	(405)	(71)	(178)	16,250
San Felipe Plaza	Houston, TX	980,472	87.8	25.0	245,118	2,872	3,621	3,972	(566)	(702)	(803)	27,500
Brookhollow Central I, II, and III (9)	Houston, TX	806,004	66.6	25.0	201,501	918	1,313	2,172	(58)	(4,864)	(107)	9,563	(10)
CityWestPlace	Houston, TX	1,473,020	99.0	25.0	368,255	5,649	6,286	6,032	(61)	—	(510)	53,952
Fair Oaks Plaza	Fairfax, VA	179,688	89.0	25.0	44,922	674	807	869	(175)	(122)	83	11,075
Centerpointe I & II (9)(11)	Fairfax, VA	421,859	91.7	25.0	105,465	1,774	2,230	2,313	(152)	(155)	1,146	16,521
Subtotal TPG/CalSTRS Joint Venture		7,123,210	87.2		1,354,909	17,220	20,603	22,818	(2,231)	(8,854)	(347)	171,673
Austin Portfolio:
Frost Bank Tower	Austin, TX	535,078	94.5	6.3	33,442	695	833	837	(45)	(10)	(259)	9,375
300 West 6th Street	Austin, TX	454,225	80.6	6.3	28,389	526	538	644	(69)	(245)	(253)	7,938
San Jacinto Center	Austin, TX	410,248	79.7	6.3	25,641	276	396	490	(1)	(235)	(275)	6,313
One Congress Plaza	Austin, TX	518,385	89.3	6.3	32,399	515	550	593	(53)	(112)	(272)	8,000
One American Center	Austin, TX	503,951	64.9	6.3	31,497	383	233	441	(19)	(568)	(35)	7,500
Stonebridge Plaza II	Austin, TX	192,864	90.2	6.3	12,054	162	173	183	(41)	(17)	(47)	2,344
Research Park Plaza I and II (9)	Austin, TX	271,882	95.5	6.3	16,993	315	334	332	(3)	—	(58)	3,219
Westech 360 I-IV	Austin, TX	175,529	63.2	6.3	10,971	42	82	131	(20)	(98)	(36)	7,692	(12)
Park Centre	Austin, TX	203,193	82.6	6.3	12,700	100	75	97	(29)	(44)	(39)	—	(12)
Great Hills Plaza	Austin, TX	139,252	79.2	6.3	8,703	58	72	88	(24)	(37)	(42)	—	(12)
Subtotal Austin Portfolio		3,404,607	82.6		212,789	3,072	3,286	3,836	(304)	(1,366)	(1,316)	52,381
Total / Average		12,777,580	85.2%		3,739,982	$45,286	$53,124	$60,359	$(4,547)	$(24,665)	$(1,645)	$497,971
Properties Sold Subject to Mortgage Foreclosure Subsequent to Quarter-End:
Oak Hill Plaza	King of Prussia, PA	164,360	97.2%	25.0%	41,090							$11,113	(13)
Walnut Hill Plaza	King of Prussia, PA	150,573	49.9	25.0	37,643							—	(13)
Four Falls Corporate Center	Conshohocken, PA	253,985	78.6	25.0	63,496							13,017
		568,918			142,229							$24,130	(14)
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income - cash basis represents the sum of (in thousands):

	Twelve Months Ended December 31, 2010	Less Nine Months Ended September 30, 2010	Plus Nine Months Ended September 30, 2011	Trailing Twelve Months Ended September 30, 2011
Rental, tenant reimbursements, and parking and other revenue	$99,193	$(76,523)	$71,485	$94,155
Property operating and maintenance expenses and real estate taxes	(54,234)	41,199	(38,262)	(51,297)
Pro-Rata Net Operating Income	44,959	(35,324)	33,223	42,858
Adjustments:
Straight line and other GAAP rent adjustments	(4,354)	3,208	(2,073)	(3,219)
Free rent granted and termination fees earned for the period	2,654	(1,805)	1,386	2,235
Net operating loss from Green Fund	445	(348)	2	99
Net operating loss from development properties	2,790	(2,177)	1,398	2,011
Net operating income from properties sold subject to mortgage foreclosure subsequent to quarter-end	(1,507)	1,127	(1,122)	(1,502)
Net operating income from discontinued operations	3,804	(2,453)	3,149	4,500
Elimination of intercompany revenues and expenses	(2,429)	1,933	(1,162)	(1,658)
Adjustment to revenues and operating expenses for change in ownership interest in City National Plaza	(3,468)	3,468	—	—
Other (revenue)/expenses	—	—	(38)	(38)
Adjusted Historical Net Operating Income - Cash Basis	$42,894	$(32,371)	$34,763	$45,286

(4)
Current annualized net operating income represents the sum of i) pro-rata net operating income for the month of October 2011, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of September 30, 2011, calculated as if the leases began on September 30, 2011.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy.  For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of September 30, 2011. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(7)
Brandywine Realty Trust ("BDN") has a preferred equity position in the partnerships that own Commerce Square, which were previously wholly-owned by TPG. BDN will contribute a total of $25 million of preferred equity to the partnerships, of which $5 million has been contributed as of September 30, 2011, with the balance to be contributed by December 31, 2012. The preferred equity, which earns a preferred return of 9.25%, will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. The preferred equity balances as of September 30, 2011, including preferred return, of $2.7 million have been added to the loan balances of each of One Commerce Square and Two Commerce Square.

(8)	An additional $7.3 million may be borrowed under this loan.

(9)
We are marketing for sale three unconsolidated joint venture properties, Centerpointe I & II, Research Park Plaza I and II and Brookhollow Central I, II, and III, and one property, 2500 City West, is under contract for sale. Except for Brookhollow Central I, II, and III, these properties are reflected in the "Investments in Real Estate - Held for Sale" line item on the Unconsolidated Real Estate Entities Balance Sheets.

(10)	An additional $4.2 million may be borrowed under this loan.

(11)
In the fourth quarter of 2010, we restructured the debt and equity capital in our Centerpointe partnership. As a result, Centerpointe I & II is encumbered by a senior mortgage loan in the amount of $55 million (TPGI share is $13.8 million) and a mezzanine loan in the amount of $11.1 million (TPGI share is $2.8 million). Additionally, CalSTRS and TPG have preferred equity interests of $38 million (95%) and $2 million (5%), respectively, which have a priority on distributions of available project cash and capital proceeds. After February 9, 2012, TPG may be required, at the election of CalSTRS, to increase its interest in the preferred equity to 25%, and commensurately reduce CalSTRS' interest to 75%, by contributing an amount equal to approximately $9.3 million. During the third quarter, the borrower elected to pay an alternate repayment amount of $4.4 million on the mezzanine loan reducing the loan balance from $22.2 million to $11.1 million resulting in a discount of $6.7 million from the outstanding balance. This discount was recognized as a gain.

(12)
Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.7 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 3 on page 26 for discussions of the senior priority financing, which is senior to this term loan.

(13)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(14)
Subsequent to September 30, 2011, these properties were subject to a foreclosure sale whereby TPG/CalSTRS was discharged of all obligations and is no longer the owner of these assets. As a result, the adjusted historical NOI - cash basis, current annualized NOI, pro-forma annualized NOI at 95% occupancy and estimated leasing capital costs data for these properties has been omitted. See footnote 8 on page 26 for further discussion regarding these loans.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Same Property NOI is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We present this financial measure under the pro-rata consolidation method to provide supplemental information helpful to an understanding of the results of operations of our operating properties. Same Property NOI does not reflect the consolidated operations of the company, nor is it indicative of funds available to fund our cash needs. Same Property NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Same Property Net Operating Income (NOI) Comparison

	As of and for the three months ended September 30, (1)
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2011	2010	Percentage Change	2011	2010	Percentage Change	2011	2010	Percentage Change
Same Properties:
Consolidated Operating Properties	4	2,094,804	$6,114	$5,412	13.0%	$6,126	$5,825	5.2%	81.4%	81.9%	(0.5)%
Joint Venture Operating Properties	20	1,645,178	5,100	4,739	7.6	5,645	5,428	4.0	85.9	85.3	0.6
Total/Average	24	3,739,982	$11,214	$10,151	10.5%	$11,771	$11,253	4.6%	85.2%	84.8%	0.4%

	As of and for the nine months ended September 30, (1)
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2011	2010	Percentage Change	2011	2010	Percentage Change	2011	2010	Percentage Change
Same Properties:
Consolidated Operating Properties	4	2,094,804	$18,247	$16,092	13.4%	$18,393	$17,573	4.7%	81.4%	81.9%	(0.5)%
Joint Venture Operating Properties	20	1,645,178	15,130	14,474	4.5	17,057	16,201	5.3	85.9	85.3	0.6
Total/Average	24	3,739,982	$33,377	$30,566	9.2%	$35,450	$33,774	5.0%	85.2%	84.8%	0.4%

(1) Excludes properties sold subject to mortgage foreclosure subsequent to quarter-end.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Reconciliation of Same Property NOI - Cash and NOI- GAAP to Pro-Rata NOI (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Rental, tenant reimbursements, and parking and other revenue	$23,990	$23,202	$71,485	$76,523
Property operating and maintenance expenses and real estate taxes	(13,017)	(12,514)	(38,262)	(41,199)
Pro-Rata NOI	10,973	10,688	33,223	35,324

Adjustments:
Straight line and other GAAP rent adjustments	(557)	(1,102)	(2,073)	(3,208)
Net operating loss from Green Fund	(8)	98	2	348
Net operating loss from development properties	541	613	1,398	2,177
Net operating income from properties sold subject to mortgage foreclosure subsequent to quarter-end	(405)	(373)	(1,122)	(1,127)
Net operating income from discontinued operations	1,041	954	3,149	2,453
Elimination of intercompany revenues and expenses	(371)	(727)	(1,162)	(1,933)
Adjustment to revenues and operating expenses for change in ownership interest in City National Plaza	—	—	—	(3,468)
Other (revenue)/expenses	—	—	(38)	—
Same Property NOI - Cash	11,214	10,151	33,377	30,566

Straight line and other GAAP rent adjustments	557	1,102	2,073	3,208

Same Property NOI - GAAP	$11,771	$11,253	$35,450	$33,774

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at September 30, 2011, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties' Lease Expirations (1)
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	606,833	16.2%	$—	$—
2011	118,908	3.2	19.63	19.50
2012	119,225	3.2	13.89	15.41
2013	424,434	11.3	18.58	19.45
2014	320,437	8.6	16.11	17.21
2015	509,238	13.6	17.32	18.43
2016	179,941	4.8	13.75	18.26
2017	362,310	9.7	16.51	19.90
2018	160,058	4.3	15.66	22.62
2019	79,232	2.1	17.18	22.04
2020	399,317	10.7	12.73	21.71
Thereafter	460,049	12.3	13.76	20.58
Total/Weighted Average	3,739,982	100.0%	$15.83	$19.57

(1)	Excludes properties sold subject to mortgage foreclosure subsequent to quarter-end.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI Share
	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Retention (square feet):
Renewals	13,842	43,100	44,624	127,607	14,465
Leases expired	25,716	63,141	79,920	164,862	26,424
Retention %	53.8%	68.3%	55.8%	77.4%	54.7%
All Leases Signed (square feet)	50,414	92,032	73,202	181,453	59,450
Weighted Average Lease Term (years):	6.1	8.0	6.6	10.8	8.7
Weighted Average Free Rent Term (months):	2.8	7.8	6.0	3.3	12.5
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$7.01	$3.00	$7.80	$6.70	$17.10
Renewals	$2.77	$9.90	$4.80	$2.90	$1.60
Combined	$6.16	$7.80	$6.00	$3.30	$12.50

Quarterly Leasing Spread:
Leases Subject to Comparison (square feet)	35,703	86,708	54,719	178,244	59,207
New Leases/Expansions:
Cash Rent Change
Expiring Rate	$14.32	$18.66	$18.58	$18.52	$16.95
New Rate (2)	$21.27	$16.51	$17.87	$19.63	$20.82
Increase (decrease) %	48.5%	(11.5)%	(3.8)%	6.0%	22.8%
GAAP Rent Change
Expiring Rate	$13.25	$17.80	$18.27	$17.64	$16.75
New Rate	$21.62	$18.43	$17.93	$21.43	$20.75
Increase (decrease) %	63.2%	3.5%	(1.9)%	21.5%	23.9%
Renewals:
Cash Rent Change
Expiring Rate	$16.74	$15.00	$20.23	$13.45	$16.64
New Rate (2)	$17.72	$14.04	$20.39	$12.42	$16.59
Increase (decrease) %	5.9%	(6.4)%	0.8%	(7.7)%	(0.3)%
GAAP Rent Change
Expiring Rate	$16.01	$13.68	$19.29	$13.29	$15.95
New Rate	$17.80	$19.20	$21.29	$15.72	$19.92
Increase (decrease) %	11.2%	40.4%	10.4%	18.3%	24.9%
Combined:
Cash Rent Change:
Expiring Rate	$15.21	$15.83	$19.94	$13.94	$16.85
New Rate (2)	$20.09	$14.70	$19.93	$13.10	$19.56
Increase (decrease) %	32.1%	(7.1)%	(0.1)%	(6.0)%	16.1%
GAAP Rent Change:
Expiring Rate	$14.27	$14.63	$19.11	$13.71	$16.50
New Rate	$20.35	$19.00	$20.67	$16.26	$20.50
Increase (decrease) %	42.6%	29.9%	8.2%	18.6%	24.2%
(1) Includes tenant improvements and leasing commissions. (2) Represents initial cash net rent per square foot.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Actual/Projected Entitlements			TPGI Share as of September 30, 2011
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot	Loan Balance
Pre-Development
Campus El Segundo (1)	El Segundo, CA	100%	23.9	Office/ Retail/ R&D/ Hotel	1,700,000		Entitled	$57,178	$33.63	$17,000
MetroStudio@Lankershim (2)	Los Angeles, CA	100	14.4	Office/ Production Facility	1,500,000		Pending	16,440	10.96	—
Four Points Centre	Austin, TX	100	252.5	Office/ Retail/ R&D/ Hotel	1,680,000		Entitled	18,072	10.76	—
2100 JFK Boulevard	Philadelphia, PA	100	0.7	Office/ Retail/ R&D/ Hotel	366,000		Entitled	4,865	13.29	—
CityWestPlace land	Houston, TX	25	25.0	Office/ Retail/ Residential	1,500,000		Entitled	5,336	14.23	—
					6,746,000			$101,891	$17.48	$17,000
Fee Services
Universal Village (3)	Los Angeles, CA	NA	124.0	Residential/ Retail	180,000	2,937	Pending
Wilshire Grand (4)	Los Angeles, CA	NA	2.7	Office/ Retail/ Residential/ Hotel	2,500,000	100	Entitled
					9,426,000	3,037

Condominium Units Held for Sale					As of September 30, 2011
	Location	TPGI Percentage Interest		Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (6)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold		Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	(5)	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	232	260,304	$514	70	91,021	$547 to $1,747	(7)	$46,189	$16,825

(1)
We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants. The number of acres and the costs incurred to date exclude approximately 2.2 acres classified as held for sale at September 30, 2011. TPGI's carrying value of the 2.2 acres is approximately $3.0 million. The sale of this parcel closed subsequent to September 30, 2011.

(2)
We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. The project would be located on a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.

(3)
We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.

(4)
We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2.5 million square feet of development that consists of office, hotel, residential and retail uses. On March 29, 2011, we secured final Los Angeles City Council approval of the entitlement package, which allows Korean Air to redevelop the full city block site.

(5)
After full repayment of the Murano construction loan, which has a balance of $16.8 million at September 30, 2011, net proceeds from the project will be distributed, to the extent available, as follows:

i.	First, to TPGI as repayment of our first priority capital and a return on such capital, which has a balance of $11.1 million as of September 30, 2011;

ii.	Second, to TPGI and our partner equally for repayment of second priority capital and a return on such capital. TPGI's share of this tranche is $1.4 million as of September 30, 2011;

iii.	Third, the next $3.0 million to be split equally between TPGI and our partner;

iv.	Fourth, to TPGI for repayment of our original preferred equity contribution and a return on such capital, which has a balance of $33.8 million as of September 30, 2011;

v.	Fifth, the next $3.0 million to be split equally between TPGI and our partner; and

vi.	Any residual amounts will be allocated to TPGI and our partner 73% and 27%, respectively.

(6)	Of the 70 units remaining to sell as of September 30, 2011, 66 units are on high-rise floors with superior views. Subsequent to September 30, 2011, we have sold one additional unit.

(7)	The average list price per square foot is $859.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built/Renovated	Rentable Square Feet	Percent Leased	Managed by TPG Since
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	1987	686,503	87.1	2002
816 Congress	Austin, TX	1984	433,024	81.7	2011
Austin Centre	Austin, TX	1987	360,058	78.5	2011
Total/Weighted Average			2,672,700	90.7%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of September 30, 2011
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2012 Maturity Date at End of Extension Options
Centerpointe I & II - senior mortgage loan	0.8%	$55,000	$13,750	2/9/2012	2/9/2012
Research Park Plaza I and II	1.6	51,500	3,219	6/9/2012	6/9/2012
Stonebridge Plaza II	1.4	37,500	2,344	6/9/2012	6/9/2012
City National Plaza - note payable to former partner	5.8	19,758	1,568	7/1/2012	7/1/2012
Subtotal - 2012 maturities		163,758	20,881
2013 Maturity Date at End of Extension Options
Centerpointe I & II - mezzanine loan (1)	3.5	11,082	2,771	2/9/2012	2/9/2013
Two Commerce Square	6.3	107,237	107,237	5/9/2013	5/9/2013
Murano mortgage loan (2)	4.0	16,825	16,825	12/15/2013	12/15/2013
Subtotal - 2013 maturities		135,144	126,833
2014 Maturity Date at End of Extension Options
Austin Portfolio bank term loan (3)	3.5	123,079	7,692	6/1/2013	6/1/2014
Campus El Segundo (4)	4.0	17,000	17,000	10/31/2012	10/31/2014
Four Points Centre (5)	3.7	23,378	23,378	7/31/2012	7/31/2014
Subtotal - 2014 maturities		163,457	48,070
2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2	21,072	5,268	4/1/2015	4/1/2015
Reflections II	5.2	8,778	2,195	4/1/2015	4/1/2015
Brookhollow Central I, II, and III (6)	2.9	38,250	9,563	7/21/2013	7/21/2015
One Commerce Square	5.7	128,940	128,940	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2	120,807	30,202	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1	128,000	8,000	6/11/2017	6/11/2017
300 West 6th Street	6.0	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.0	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza	4.8	110,000	27,500	12/1/2018	12/1/2018
2500 City West	5.5	65,000	16,250	12/5/2019	12/5/2019
CityWestPlace (Buildings III & IV)	5.0	95,000	23,750	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.9	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (7)	6.1	17,899	8,950	8/1/2033	8/1/2033
Subtotal - 2015 and thereafter maturities		1,626,046	330,600
Total		$2,088,405	$526,384
Weighted average interest rate at September 30, 2011	5.3%
Loans on Properties Sold Subject to Mortgage Foreclosure Subsequent to Quarter-End:
Four Falls Corporate Center (8)	6.0%	$52,067	$13,017	3/6/2010	N/A
Oak Hill Plaza/ Walnut Hill Plaza (8)	6.0	44,452	11,113	3/6/2010	N/A
Total		$96,519	$24,130
Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
The mezzanine loan has a one-year extension option at our election. During the third quarter, the borrower elected to pay an alternate repayment amount of $4.4 million on the mezzanine loan reducing the loan balance from $22.2 million to $11.1 million resulting in a discount of $6.7 million from the outstanding balance. This discount was recognized as a gain.

(2)
On June 21, 2011, the loan was refinanced with a new mortgage loan in the amount of $21.5 million. At closing, $19.9 million of the loan was funded, with an additional $1.4 million available for funding interest expense and $0.2 million available for leasing costs related to the retail space. The loan bears interest at the one-month LIBOR plus 3.75% and matures on December 15, 2013. TPG gave the lender a limited guaranty which (i) guarantees repayment of the loan in the event of certain bankruptcy events affecting the borrower, (ii) guarantees payment of the lender's damages from customary “bad boy” actions of the borrower or TPG (such as fraud,  physical waste of the property, misappropriation of funds and similar bad acts); and (iii) guarantees payment of the amount, if any, by which the loan balance at the time exceeds 80% of the bulk sale value of the collateral upon an acceleration of the loan triggered by a borrower default.

(3)
We and our partners in the Austin Portfolio have committed to fund $60 million of senior priority financing, which is senior to the Austin Portfolio bank loan. $51.5 million of the $60 million commitment has been funded as of September 30, 2011, of which our share is $3.2 million, and is accounted for as equity.

(4)
The loan has two one-year extension options remaining, subject to our compliance with certain covenants, with a final maturity date of October 31, 2014 if all extension options are exercised. A payment of up to $2.5 million is due at the time of each extension in order that the loan balance not exceed $12.0 million and $9.5 million at October 31, 2013 and October 31, 2014, respectively. The lender has approved the first extension option which extended the loan to October 31, 2012, and subsequent to September 30, 2011, we made a $2.5 million payment related to the first extension option to reduce the principal balance. We have guaranteed this loan.

(5)
The loan has two one-year extension options at our election subject to certain conditions. As of September 30, 2011, $7.3 million is available to be drawn to fund tenant improvement costs and certain other project costs related to two office buildings. The first option to extend is subject to a 75% loan-to-value ratio and a minimum debt yield, among other things. The second option to extend is subject to a 75% loan-to-value ratio, executed leases representing at least 90% of the net rentable area, and a minimum debt yield, among other things. As required by the lender, we made a $2.0 million principal reduction due to the office buildings being less than 35% leased as of June 30, 2011. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee amount of $10.9 million as of September 30, 2011. Upon the occurrence of certain events, our maximum liability as guarantor will be reduced to 31.5% of all sums payable under this loan, and upon the occurrence of further events, our maximum liability as guarantor will be reduced to 25% of all sums payable under the loan. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of September 30, 2011. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land which is immediately adjacent to the office buildings.

(6)
Under this mortgage loan, there is an additional $1.8 million to be funded ratably over the next eight quarters, and $15.0 million available for future funding of construction costs related to the redevelopment of Brookhollow Central I. The loan bears interest at LIBOR plus 2.6% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015.

(7)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

(8)
Subsidiaries of TPG/CalSTRS (the “borrowers”) elected not to repay these mortgage loans in the aggregate amount of $96.5 million by the maturity date of March 6, 2010 and therefore, the loans are in default. These loans are non-recourse to the Company. On June 23, 2011, the Court of Common Pleas of Montgomery County, Pennsylvania approved an order for the appointment of a receiver. The borrowers are accruing interest on these loans at 6.0% per annum, in accordance with the Court order. Additionally, the Court approved, and judgment in mortgage foreclosure was entered in favor of the lenders. Subsequent to September 30, 2011, a foreclosure sale occurred whereby the borrowers were discharged of all obligations and are no longer the owner of these assets.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of September 30, 2011:

Debt		Aggregate Principal
Mortgage and other secured loans		$293,380
Company share of unconsolidated debt		232,889
Company share of unconsolidated debt controlled by a receiver		24,130
Total combined debt		$550,399

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	37,094,995	$84,577
Operating partnership units (2)	12,673,265	28,895
Total common equity	49,768,260	$113,472
Total consolidated market capitalization		$406,852
Total combined market capitalization (3)		$663,871

(1)	Based on the closing price of $2.28 per share of TPGI common stock on September 30, 2011.

(2)	Includes operating partnership units and incentive units as of September 30, 2011.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director